Exhibit 10.2(u)

Schedule A
Notice of Performance Stock Unit Grant

Participant:	[●]
Company:	Anthem, Inc.
Notice:	You have been granted the following award of performance stock units of common stock of the Company in accordance with the terms of the Plan and the attached Performance Stock Unit Agreement.
Plan:	Anthem Incentive Compensation Plan
Grant:	Grant Date: [●] Number of Performance Stock Units: [●]
Performance Period:
The period beginning on the Grant Date and ending on the Vesting Date is the Performance Period. Subject to achievement of the performance measures described below, the number of your Performance Stock Units listed in the “Shares” column, and any related Dividend Equivalents shall vest on the date listed in the “Vesting Date” column. Achievement of the performance measures described below may increase or decrease the total number of Performance Stock Units covered by the Grant and any related Dividend Equivalents that vest on the Vesting Date.

	Shares	Vesting Date

Achievement of the following performance measures must be approved by the Compensation Committee of the Board of Directors of Anthem, Inc. For the Cumulative Earnings Per Share performance measure, you will earn between 0% and 200% (share amounts will be interpolated) of three-fourths of the number of Performance Stock Units originally covered by the Grant. For the Cumulative Operating Revenue performance measure, you will earn between 0% and 200% of one-fourth of the number of Performance Stock Units originally covered by the Grant. The total number of Performance Stock Units, as adjusted for achievement of the performance measures, will vest on the date listed in the Vesting Date column above. If achievement of any performance measure results in a number of shares awarded that is more or less than 100%, then the number of Dividend Equivalents payable upon the Vesting Date shall be adjusted accordingly.

Cumulative Adjusted Earnings Per Share (2016-2018)
Percent of Shares Vesting

Cumulative Operating Revenue (2016-2018)
Percent of Shares Vesting

In the event that a Change of Control (as defined in the Plan) occurs before your Termination, your Performance Stock Unit Grant will remain subject to the terms of this Agreement, unless the successor company does not assume the Performance Stock Unit Grant. If the successor company does not assume the Performance Stock Unit Grant, then the Performance Stock Units shall immediately vest upon a Change of Control and the Shares covered by the award shall be immediately delivered upon the Change of Control, provided that in the event that the Performance Stock Units are deferred compensation within the meaning of Code Section 409A, such Stock Units shall only be delivered upon the Change of Control if such Change of Control is a “change in control event” within the meaning of Code Section 409A and the delivery is made in accordance with Treasury Regulation 1-409A-3(j)(ix).

Rejection:
If you do not want to accept your Performance Stock Units, please return this Agreement, executed by you on the last page of this Agreement, at any time within sixty (60) days after the Grant Date to Anthem, Inc., 120 Monument Circle, Indianapolis, Indiana 46204, Attention: Stock Administration. Do not return a signed copy of this Agreement if you accept your Performance Stock Units.  If you do not return a signed copy of this Agreement within sixty (60) days after the Grant Date, you will have accepted your Performance Stock Units and agreed to the terms and conditions set forth in this Agreement and the terms and conditions of the Plan.

Performance Stock Unit Award Agreement
This Performance Stock Unit Award Agreement (this “Agreement”) dated as of the Grant Date (the “Grant Date”) set forth in the Notice of Performance Stock Unit Grant attached as Schedule A hereto (the “Grant Notice”) is made between Anthem, Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.
1.Performance Period. The Performance Period with respect to the Performance Stock Units shall be as set forth in the Grant Notice (the “Performance Period”). The Participant acknowledges that the Performance Stock Units may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)). Upon the completion of the applicable portion of the Performance Period and subject to the performance measure described in the attached Grant Notice, the restrictions set forth in this Agreement with respect to the Performance Stock Units theretofore subject to such completed Performance Period shall lapse and the Shares covered by the related portion of the award shall be immediately delivered, except as may be provided in accordance with Section 10 hereof.
2.    Ownership. Upon expiration of the applicable portion of the Performance Period and subject to the performance measure described in the attached Grant Notice, the Company shall transfer the Shares covered by the related portion of the award to the Participant’s account with the Company’s captive broker.
3.    Termination.
(a)    Retirement. If the Participant’s Termination is due to Retirement (for purposes of this Agreement, defined as the Participant’s Termination after attaining age fifty-five (55) with at least ten (10) completed years of service) or after attaining age sixty-five (65), the restrictions upon the Performance Stock Units shall continue to lapse throughout the Performance Period and the shares covered by the related portion of the award shall continue to be delivered upon the applicable Vesting Date; provided, however, that if the Participant’s Termination due to Retirement is during the calendar year of the Grant Date, the Performance Stock Units shall be forfeited on a pro-rata basis, measured by the number of completed full months in that calendar year during which the Participant was employed by the Company or an Affiliate (e.g., if the Participant’s Retirement occurs in September, 33.3% (or 4/12) of the Performance Stock Units will be forfeited), and the Performance Period on the non-forfeited portion of the Performance Stock Units shall continue to lapse throughout the Performance Period, subject to the performance measure described in the attached Grant Notice.1
(b)    Death and Disability. If the Participant’s Termination is due to death or Disability (for purposes of this Agreement, as defined in the applicable Anthem Long-Term Disability Plan), then the Performance Period shall immediately lapse, causing any restrictions which would otherwise remain on the Performance Stock Units to immediately lapse, and the Shares covered by the award shall be immediately delivered.
(c)    Without Cause One Year or More After the Grant Date. If the Participant’s Termination is by the Company or an Affiliate without Cause (for purposes of this Agreement, defined as a violation of “conduct” as such term is defined in the Anthem HR Corrective Action Policy and if the Participant participates in the Anthem, Inc. Executive Agreement Plan (the "Agreement Plan"), the Key Associate Agreement, or the Key Sales Associate Agreement also as defined in that plan or agreement) and the termination occurs one year or more after the Grant Date, then the Performance Period shall revert from a three year period to either a one year or two year period based on the Participant’s termination date and a prorated number of Performance Stock Units shall immediately vest as described in this subsection of this Agreement. If the Participant’s Termination occurs at least one year and no more than two years after the Grant Date, then two-thirds of the Performance Stock Units shall be forfeited and between 0% and 200% of one-third of the Performance Stock Units shall vest based on the results of year one of the Performance Period. If the Participant’s Termination occurs at least two years and no more than three years after the Grant Date, then one-third of the Performance Stock Units shall be forfeited and between 0% and 200% of two-thirds of the Performance Stock Units shall vest based on the cumulative results of the first two years of the Performance Period.

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1 This retirement provision is deleted in non-annual retention grants.

(d)    Other Terminations. Unless Section 3(d) is applicable, if the Participant’s Termination is by the Company or an Affiliate or by the Participant for any reason other than death, Disability, Retirement or without Cause one year or more after the Grant Date, then all Performance Stock Units for which the Performance Period had not lapsed prior to the date of such Termination shall be immediately forfeited.
(e)    Termination after Change in Control. If after a Change in Control the Participant’s Termination is (i) by the Company or an Affiliate without Cause or (ii), if the Participant participates in the Agreement Plan, by the Participant for Good Reason (as defined in the Agreement Plan), then there shall be paid out in cash to the Participant within 30 days following termination of employment the value of the Performance Stock Units to which the Participant would have been entitled if performance achieved 100% of the target performance measures as described in the attached Grant Notice. Notwithstanding any provision of this Agreement to the contrary, in the event that the Participant becomes entitled to vest in Performance Stock Units under any provision of this Section 3 by reason of any Termination and such Termination occurs within the two year period following a Change in Control that is a “change in control event” within the meaning of Code Section 409A, the Participant’s Performance Stock Units shall be paid to the Participant immediately upon such Termination.
(f)    Termination Without Cause or for Good Reason - Cigna Corporation Acquisition. Unless section 3(d) is applicable, and notwithstanding any other provisions of this Agreement to the contrary, if the Participant’s job level is E/M15 or above or ES/MS 3 or above at the time of the grant and at the HSR Approval Date (as defined in this subsection), this Section shall apply for the period beginning on the date that certain Agreement and Plan of Merger among Anthem, Anthem Merger Sub Corp., and Cigna Corporation dated as of July 23, 2015 (the “Merger Agreement”) is approved under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in accordance with Section 3.1(c)(iii)(A) of the Merger Agreement (the “HSR Approval Date”) and ending on the earlier of (1) the third anniversary of the “Closing Date” as defined in the Merger Agreement or (2) the date the acquisition of Cigna Corporation is terminated (the “Cigna Integration Period”). If, during the Cigna Integration Period, the Participant’s Termination is either (A) by the Company or an Affiliate without Cause or (B) by the Participant for Good Reason (as defined in the Executive Agreement Plan), provided that for clause (B), the Participant participates in the Executive Agreement Plan as of the HSR Approval Date, the following shall occur depending on whether or not the Participant meets the requirements of Retirement as set forth in Section 3(a) above at Termination.
(i)    Not Retirement Eligible. If the Participant is not Retirement eligible at Termination, the Performance Period shall immediately lapse, causing any restrictions which would otherwise remain on the Performance Stock Units to immediately lapse, and the Shares covered by the award shall be immediately delivered.
(ii)    Retirement Eligible. If the Participant is Retirement eligible at Termination, Section 3(a) above shall apply except that if the Participant’s Termination is during the calendar year of the Grant Date, Section 3(a) shall apply without giving effect to the proviso set forth therein.
(g)    Clawback Provision. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Participant is a non-executive participant in the Agreement Plan, is an Executive (as defined by the Company) at the time of the Participant’s Termination, regardless of whether the Executive is then a participant in such Agreement Plan, the Performance Stock Units shall be forfeited if the Participant breaches any provision of Section 3.6 or 3.10 of the Agreement Plan, in which case the Participant shall be subject to the “Return of Consideration” provision contained in Section 3.7 of the Agreement Plan.
4.    Transferability of the Performance Stock Units. The Participant shall have the right to appoint any individual or legal entity in writing, on a Designation of Beneficiary form, as his/her beneficiary to receive any Shares (to the extent not previously terminated or forfeited) under this Agreement upon the Participant’s death. Such designation under this Agreement may be revoked by the Participant at any time and a new beneficiary may be appointed by the Participant by execution and submission to the Company, or its designee, of a revised Designation of Beneficiary form to this Agreement. In order to be effective, a designation of beneficiary must be completed by the Participant on the Designation of Beneficiary form and received by the Company, or its designee, prior to the date of the Participant’s death. If the Participant dies without such designation, the Performance Stock Units will become part of the Participant’s estate.

5.    Dividend Equivalents. In the event the Company declares a dividend on Shares (as defined in the Plan), for each unvested Performance Stock Unit on the dividend payment date, the Participant shall be credited with a Dividend Equivalent, payable in cash, with a value equal to the value of the declared dividend. The Dividend Equivalents shall be subject to the same restrictions as the unvested Performance Stock Units to which they relate. No interest or other earnings shall be credited on the Dividend Equivalents, provided that additional Dividend Equivalents may be awarded or forfeited in the same proportion as the number of Performance Stock Units determined to be awarded or forfeited based on the achievement of the performance measures. Subject to continued employment with the Company and Affiliates and, as applicable, achievement of performance measures, the restrictions with respect to the Dividend Equivalents shall lapse at the same time and in the same proportion as the initial award of Performance Stock Units. No additional Dividend Equivalents shall be accrued for the benefit of the Participant with respect to record dates occurring prior to, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Performance Stock Units or any Performance Stock Units have been settled. For any specified employee, any Dividend Equivalents subject to Code Section 409A and payable upon a termination of employment shall be subject to a six month delay. The Dividend Equivalents shall be subject to all such other provisions set forth herein, and may be used to satisfy any or all obligations for the payment of any tax attributable to the Dividend Equivalents and/or Performance Stock Units.
6.    Taxes and Withholdings. Upon the expiration of the applicable portion of the Performance Period (and delivery of the underlying Shares), or as of which the value of any Performance Stock Units first becomes includible in the Participant’s gross income for income tax purposes, the Participant shall satisfy all obligations for the payment of any tax attributable to the Performance Stock Units. The Participant shall notify the Company if the Participant wishes to pay the Company in cash, check or with shares of Anthem common stock already owned for the satisfaction of any taxes of any kind required by law to be withheld with respect to such Performance Stock Units. Any such election made by the Participant must be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Compensation Committee of the Board of Directors of the Company (“Committee”), in its sole discretion deems appropriate. If the Participant does not notify the Company in writing at least 14 days prior to the applicable lapse of the Performance Period, the Committee is authorized to take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. Such other actions may include withholding the required amounts from other compensation payable to the Participant, a sell-to-cover transaction or such other method determined by the Committee, in its discretion.
7.    No Rights as a Shareholder. The Participant shall have no rights of a shareholder (including, without limitation, dividend and voting rights) with respect to the Performance Stock Units, for record dates occurring on or after the Grant Date and prior to the date any such Performance Stock Units vest in accordance with this Agreement.
8.    No Right to Continued Employment. Neither the Performance Stock Units nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period, nor restrict in any way the right of the Company, which right is hereby expressly reserved, to terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to have restrictions on the Performance Stock Units lapse is earned only by continuing as an employee of the Company or an Affiliate at the will of the Company or such Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Performance Stock Units or acquiring Shares hereunder.
9.    The Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. Unless defined herein, capitalized terms are as defined in the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and the prospectus describing the Plan can be found on the Company’s HR intranet. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at Anthem, Inc., 120 Monument Circle, Indianapolis, Indiana 46204, Attention: Corporate Secretary, Shareholder Services Department.

10.    Compliance with Laws and Regulations.
(a)    The Performance Stock Units and the obligation of the Company to deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.
(b)    The Shares received upon the expiration of the applicable portion of the Performance Period shall have been registered under the Securities Act of 1933 (“Securities Act”). If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.
(c)    If, at any time, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.
11.    Code Section 409A Compliance. Except with respect to Participants who are Retirement eligible or become Retirement eligible before the calendar year containing the Vesting Date as shown on the Grant Notice, it is intended that this Agreement meet the short-term deferral exception from Code Section 409A. This Agreement and the Plan shall be administered in a manner consistent with this intent and any provision that would cause the Agreement or Plan to fail to satisfy this exception shall have no force and effect. Notwithstanding anything contained herein to the contrary, Shares in respect of any Performance Stock Units that (a) constitute “nonqualified deferred compensation” as defined in Code Section 409A and (b) vest as a consequence of the Participant’s Termination shall not be delivered until the date that the Participant incurs a “separation from service” within the meaning of Code Section 409A (or, if the Participant is a “specified employee” within the meaning of Code Section 409A and the regulations promulgated thereunder, the date that is six months following the date of such “separation from service” (or death, if earlier). In addition, each amount to be paid or benefit to be provided to the Participant pursuant to this Agreement that constitutes deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A.
12.    Notices. All notices by the Participant or the Participant’s assignees shall be addressed to Anthem, Inc., 120 Monument Circle, Indianapolis, Indiana 46204, Attention: Stock Administration, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.
13.    Other Plans. The Participant acknowledges that any income derived from the Performance Stock Units shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.

14.    Recoupment Policy for Incentive Compensation. The Company's Recoupment Policy for Incentive Compensation, as may be amended from time to time, shall apply to the Performance Stock Units, any Shares delivered hereunder and any profits realized on the sale of such Shares to the extent that the Participant is covered by such policy. If the Participant is covered by such policy, the policy may apply to recoup Performance Stock Units awarded, any Shares delivered hereunder or profits realized on the sale of such Shares either before, on or after the date on which the Participant becomes subject to such policy.
ANTHEM, INC.
By: _____________________________________
Printed: Jose Tomas2
Its: EVP & Chief Human Resources Officer
Anthem, Inc.

I DO NOT accept this Performance Stock Unit Award:

Signature:    _________________________________

Printed Name:    _________________________________     Date:_______________________________

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2 Grants to Mr. Tomas are signed by Joseph R. Swedish, Chairman, President & CEO.